UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2010 (May 12, 2010)
MYLAN INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-9114 (Commission File Number)	25-1211621 (I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA (Address of Principal Executive Offices)	15317 (Zip Code)
Registrant’s telephone number, including area code: (724) 514-1800
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.
     On May 12, 2010, Mylan Inc. (the “Company”) and the guarantors named therein entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman, Sachs & Co., as representative of the initial purchasers named therein, relating to the sale by the Company of $550 million aggregate principal amount of the Company’s 7.625% Senior Notes due 2017 at an issue price of 99.972% and $700 million aggregate principal amount of the Company’s 7.875% Senior Notes due 2020 at an issue price of 99.970% (together, the “Notes”).
     The Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes will be the Company’s senior unsecured obligations and will be guaranteed on a senior unsecured basis by certain of the Company’s domestic subsidiaries. Subject to customary closing conditions, the sale of the Notes is expected to close on or about May 19, 2010.
     The purchase agreement contains customary representations, warranties and agreements by the Company and the guarantors. In addition, the Company and the guarantors have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities. Furthermore, the Company and the guarantors have agreed with the initial purchasers not to offer or sell any substantially similar debt securities for a period of 90 days after the closing date without the prior written consent of the representative of the initial purchasers.
     The Company intends to use approximately $1.0 billion of the net proceeds of the offering to repay a portion of its U.S. dollar-denominated Tranche B Term Loans under its senior credit facility with the remainder to be used for general corporate purposes, which may include repayment of indebtedness or business development opportunities. The weighted average interest rate applicable to the borrowings being repaid, after giving effect to any interest rate hedging, was 5.6% as of March 31, 2010.

Item 8.01.	Other Events.
     On May 12, 2010, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Mylan Inc., dated May 12, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.
Date: May 13, 2010	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Mylan Inc., dated May 12, 2010.